Exhibit 5.1

Baker & McKenzie LLP 452 Fifth Avenue New York, NY 10018 United States Tel: +1 212 626 4100 Fax: +1 212 310 1600 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta*

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East & Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh*

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

Latin America

Bogota

Brasilia**

Buenos Aires

Caracas

Guadalajara

Juarez

Lima

Mexico City

Monterrey

Porto Alegre**

Rio de Janeiro**

Santiago

Sao Paulo**

Tijuana

Valencia

North America

Chicago

Dallas

Houston

Miami

New York

Palo Alto

San Francisco

Toronto

Washington, DC

* Associated Firm

** In cooperation with Trench, Rossi e Watanabe Advogados

March 12, 2015                                                                               Our ref: 10015535-22237146-2

Local Corporation

7555 Irvine Center Drive

Irvine, California 92618

Ladies and Gentlemen:

We have acted as counsel to Local Corporation, a Delaware corporation (the “Company”), in connection with the Company’s proposed issuance of $4,750,000 aggregate principal amount of the Company’s Series B Senior Convertible Notes (the “Series B Notes”) under an Indenture, dated as of March 12, 2015 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture, dated as of March 12, 2015 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Trustee and, solely with respect to Section 2.20 and the definitions related thereto, Square 1 Bank and Fast Pay Partners LLC, pursuant to the Securities Purchase Agreement, dated as of March 9, 2015, among the Company and each of the persons listed on the Schedule of Buyers attached thereto (the “Agreement”), as described in the Company’s Registration Statement on Form S-3 (File No. 333-196429) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), such Registration Statement, as amended and supplemented through and including the date hereof, including by the base prospectus dated June 12, 2014 (the “Base Prospectus”) and the prospectus supplement dated March 9, 2015 (together with the Base Prospectus, the “Prospectus”), being the “Registration Statement.”

The Registration Statement and the Prospectus also cover up to 6,699,575 shares of the Company’s Common Stock, par value $0.00001 per share (the “Note Shares”), issuable from time to time upon conversion of or otherwise under the Series B Notes.

We have reviewed executed copies of the Agreement and the Indenture, and the form of the Series B Notes, and we have examined the originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, we are of the opinion that:

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

1.	The Series B Notes have been duly and validly authorized by all necessary corporate action of the Company and, when duly executed, issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of, and in the manner contemplated by, the Agreement, the Series B Notes will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, moratorium, and other similar affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

2.	The Note Shares have been duly and validly authorized and, when issued upon conversion or otherwise under the Series B Notes in accordance with the terms and conditions thereof, and assuming no change in the applicable law or facts, will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the to the Company’s Current Report on Form 8-K filed on March 12, 2015, the incorporation by reference of this opinion into the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus and the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP

2